Exhibit 99.1

L BRANDS REPORTS FIRST QUARTER EARNINGS

- UPDATES EARNINGS GUIDANCE -

Columbus, Ohio (May 18, 2016) - L Brands, Inc. (NYSE: LB) today reported first quarter earnings results.

Adjusted earnings per share for the first quarter ended April 30, 2016 were $0.59 compared to $0.61 for the quarter ended May 2, 2015. First quarter adjusted operating income decreased 4 percent to $357.9 million compared to $371.8 million last year, and adjusted net income was $173.7 million compared to $181.5 million last year. Adjusted results exclude certain significant items as detailed below:

•	In 2016:

•	Pre-tax charges of $34.5 million ($0.07 per share) related to previously announced actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper

•	In 2015:

•	A pre-tax gain of $78.1 million ($0.23 per share) on the sale of the company’s remaining interest in the third-party apparel sourcing business

Including the significant items mentioned above, reported first quarter earnings per share were $0.52 compared to $0.84 last year, operating income was $323.4 million compared to $371.8 million last year and net income was $152.3 million compared to $250.5 million last year.

The company reported net sales of $2.614 billion for the first quarter ended April 30, 2016, an increase of 4% compared to sales of $2.512 billion for the quarter ended May 2, 2015. Comparable sales for the first quarter ended April 30, 2016, increased 3%.

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

2016 Outlook
The company decreased its guidance for 2016 full-year adjusted earnings per share to $3.60 to $3.80 from $3.90 to $4.10 previously, and issued guidance for second quarter earnings per share between $0.50 and $0.60.

The company also indicated that it expects to report a May comparable sales result that is down low to mid-single digits versus last year.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Earnings Call and Additional Information
L Brands will conduct its first quarter earnings call at 9:15 a.m. Eastern on May 19. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional first quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,038 company-owned specialty stores in the United States, Canada, the United Kingdom and China, and its brands are sold in more than 700 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2015 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2016

Comparable Sales Increase (Decrease):

	First Quarter
	Total company comps
	(including direct sales)
	2016	2015
Victoria's Secret[1]	2%	3%
Bath & Body Works[1]	6%	5%
L Brands[2]	3%	3%

1 - Results include company-owned stores in the United States and Canada and direct sales.
2 - Results include company-owned stores in the United States, Canada and the UK and direct sales.

	First Quarter
	Store only comps
	2016	2015
Victoria's Secret[1]	1%	5%
Bath & Body Works[1]	4%	4%
L Brands[2]	2%	5%

1 - Results include company-owned stores in the United States and Canada.
2 - Results include company-owned stores in the United States, Canada and the UK.

Total Sales (Millions):

	First Quarter	First Quarter
	2016	2015
Victoria's Secret Stores[1]	$1,381.2	$1,345.6
Victoria's Secret Direct	359.7	338.3
Total Victoria's Secret	$1,740.9	$1,683.9
Bath & Body Works Stores[1]	$586.7	$554.0
Bath & Body Works Direct	73.5	59.3
Total Bath & Body Works	$660.2	$613.3
VS & BBW International[2]	$95.2	$91.5
Other	$117.5	$123.2
L Brands	$2,613.8	$2,511.9

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Acquired	Closed	at 4/30/16
Victoria's Secret U.S.	990	4	—	(2)	992
PINK U.S.	128	1	—	—	129
Victoria's Secret Canada	37	—	—	—	37
PINK Canada	9	—	—	—	9
Total Victoria's Secret	1,164	5	—	(2)	1,167

Bath & Body Works U.S.	1,574	3	—	(1)	1,576
Bath & Body Works Canada	98	1	—	—	99
Total Bath & Body Works	1,672	4		(1)	1,675

Victoria's Secret U.K.	12	—	—	—	12
PINK U.K.	2	1	—	—	3
Victoria's Secret Beauty and Accessories	—	1	26	—	27
Henri Bendel	29	—	—	—	29
La Senza Canada	126	—	—	(1)	125
Total L Brands Stores	3,005	11	26	(4)	3,038

Total Noncompany-Owned Stores:

	Stores				Stores
	Operating				Operating
	at 1/30/16	Opened	Closed	Transferred	at 4/30/16
Victoria's Secret Beauty & Accessories	373	14	(5)	(26)	356
Victoria's Secret	16	1	—	—	17
PINK	3	—	—	—	3
Bath & Body Works	125	7	(1)	—	131
La Senza	221	—	(4)	—	217
Total	738	22	(10)	(26)	724

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED APRIL 30, 2016 AND MAY 2, 2015
(Unaudited)
(In thousands except per share amounts)
	2016	2015
Net Sales	$2,613,815	$2,511,939
Costs of Goods Sold, Buying and Occupancy	(1,570,861)	(1,455,980)
Gross Profit	1,042,954	1,055,959
General, Administrative and Store Operating Expenses	(719,566)	(684,116)
Operating Income	323,388	371,843
Interest Expense	(97,328)	(79,948)
Other Income	6,918	77,694
Income Before Income Taxes	232,978	369,589
Provision for Income Taxes	80,672	119,123
Net Income	$152,306	$250,466

Net Income Per Diluted Share	$0.52	$0.84

Weighted Average Shares Outstanding	292,778	299,143

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED APRIL 30, 2016 AND MAY 2, 2015
(Unaudited)
(In thousands except per share amounts)
	2016			2015
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$2,613,815	$—	$2,613,815	$2,511,939	$—	$2,511,939
Costs of Goods Sold, Buying and Occupancy	(1,570,861)	11,103	(1,559,758)	(1,455,980)	—	(1,455,980)
Gross Profit	1,042,954	11,103	1,054,057	1,055,959	—	1,055,959
General, Administrative and Store Operating Expenses	(719,566)	23,442	(696,124)	(684,116)	—	(684,116)
Operating Income	323,388	34,545	357,933	371,843	—	371,843
Interest Expense	(97,328)	—	(97,328)	(79,948)	—	(79,948)
Other Income	6,918	—	6,918	77,694	(78,057)	(363)
Income Before Income Taxes	232,978	34,545	267,523	369,589	(78,057)	291,532
Provision for Income Taxes	80,672	13,175	93,847	119,123	(9,079)	110,044
Net Income	$152,306	$21,370	$173,676	$250,466	$(68,978)	$181,488

Net Income Per Diluted Share	$0.52		$0.59	$0.84		$0.61

Weighted Average Shares Outstanding	292,778		292,778	299,143		299,143

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2016
In the first quarter of 2016, adjusted results exclude the following:

•
Pre-tax charges of $34.5 million ($21.4 million net of tax) related to previously announced actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper.

Fiscal 2015
In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax) included in other income, related to the sale of our remaining interest in the third-party apparel sourcing business.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles.  Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies.  While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com